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                                                                     EXHIBIT 3.2

                                                                     [COMPOSITE]

                            CENTURY BANCSHARES, INC.

                                     BYLAWS

                                   ARTICLE I.

                            Meetings of Stockholders

       Section 1. The annual meeting of stockholders shall be held at such date and time and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purposes of electing directors and transacting such other business as may properly come before the meeting.

       Section 2. Special meetings of the stockholders may be called at any time for any purpose or purposes (a) by the President of the Corporation, or
(b) by the Board of Directors of the Corporation, or (c) by the President or Secretary of the Corporation (i) at the request in writing of a majority of the Board of Directors, or (ii) at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to mail written notice of such meeting to the stockholders as provided in Section 4 hereof within five days after receipt of the request and to give due notice hereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

       Section 3. To be properly brought before any meeting of stockholders for consideration, business must be (a) specified in the notice of meeting given by or at the direction of the President or the Board of Directors (or any supplement thereto); (b) otherwise properly brought before the
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meeting by or at the direction of the Board of Directors; or (c) properly brought before the meeting by a stockholder. If a stockholder desires to bring business before a meeting for consideration, he must submit timely written notice of the proposed business to the Secretary of the Corporation (the "Secretary"), including with such notice the information specified below.

       In the case of the annual meeting of stockholders, to be timely a stockholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than sixty days in advance of the date of the Corporation's notice of annual meeting given in connection with the previous year's annual meeting. If, however, no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's notice of annual meeting, a proposal shall be received by the Corporation a reasonable time before notice of the meeting (and any accompanying solicitation of proxies) is made. In the case of a special meeting of stockholders, to be timely a stockholders' notice must be received by the Corporation a reasonable period of time prior to the date of the meeting to allow sufficient time for the dissemination of information to stockholders; provided, however, that if at least thirty calendar days notice of the meeting has been given to stockholders, a stockholders' notice must be received by the Company no later than the date which is ten days prior to the date of the meeting.

       A stockholder's notice of proposed business shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders the following information:

              (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;





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              (b)    the name and address of the stockholder proposing such
       business;

              (c) the class, series (if applicable) and number of shares of the Corporation which are beneficially owned by the stockholder; and

              (d) any material interest of the stockholder in the business proposed.

In addition to the foregoing information, if the business which the stockholder proposes to bring before the meeting of stockholders is the election to the Board of Directors of a person or group of persons to be nominated by or on behalf of the stockholder, the notice shall contain the information required by
Article II, Section 11 of these Bylaws.

       After receipt of the stockholder's notice and prior to commencement of the meeting of stockholders, the Board of Directors, to the extent allowed by law, may consider the subject matter of the proposed business and reasons for conducting such business at the meeting to determine if such business should be considered.

       Business timely submitted by a stockholder in accordance with the foregoing procedures will be considered at the meeting of stockholders, unless the Board of Directors determines that the proposed business should not be conducted at such meeting. If the business will not be considered at the annual meeting, the Board of Directors shall notify the presiding officer of the annual meeting of such determination and the presiding officer shall declare to the meeting that such proposed business is not properly before the meeting and will not be considered.

       With respect to any business to be considered, the presiding officer of the meeting may determine that such business has not been brought properly before the meeting in accordance with





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the provisions of this Section and, if such determination is made, such business will not be considered.

       Section 4. Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

       Section 5. Written notice of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice in the mail, postage prepaid, not less than ten nor more than sixty days prior to the day named for the meeting.

       Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

       Section 7. The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

       Section 8. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.





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       Section 9.  Except as otherwise provided by law or by the Certificate of
Incorporation of the Corporation, as from time to time amended, or by these By-Laws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by vote of the majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

       Section 10. Notwithstanding the other provisions of the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of stock of the Corporation entitled to vote at any meeting, present in Person or represented by proxy, whether or not a quorum is present, shall have. the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

       Section 11. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled, at every meeting of the stockholders, to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.





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                                  ARTICLE II.

                               Board of Directors


       Section 1. The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The number of directors shall be as fixed in such manner as may be determined by the vote of not less than a majority of the directors then in office, but shall not be less than one. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article II. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. A director need not be a stockholder of the Corporation.

       Section 2. Any vacancy in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum. Directors elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

       Section 3. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.





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       Section 4.  Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the President by giving written notice thereof as provided in Section 6 of this Article II.

       Section 5. Special meetings of the Board of Directors shall be held whenever called by the President, by a majority of the directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

       Section 6. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director either personally or by mail or telegraph, telex, telecopy or similar means of visual data transmission at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

       Section 7. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these By-Laws, all questions shall be decided by the vote of a majority of the directors present. Directors may participate in any meeting





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of the directors, and members of any committee of directors may participate in any meeting of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at any such meeting.

       Section 8. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

       Section 9. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these By-Laws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

       Section 10. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and if the notice so provides,





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the vacancy or vacancies caused by such removal may be filled at such meeting by a vote of the majority of shares entitled to vote at an election of directors.

       Section 11. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting of stockholders or any special meeting of stockholders called for the specific purpose of electing Directors may be made at such meeting. of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board to make such nominations, or by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting and who complies with the nomination procedures set forth in this Section and in Article I,
Section 3 of these Bylaws.

       Nominations by stockholders shall be made only pursuant to written notice of stockholders' intent to nominate, given to the Secretary of the Corporation by delivering such notice to the principal office of the Corporation at the time and in the manner provided in Article I, Section 3 of these Bylaws.

       The stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as Director ("Nominee"), (a) the Nominee's name, age, business and residence address; (b) the principal occupation or employment of such Nominee; (c) the class, series, if applicable, and number of shares of capital stock of the Corporation beneficially owned by the Nominee and (d) any other information relating to the Nominee that is required to be disclosed in solicitations of Proxies for election of Directors pursuant to Regulation 14A of the Securities Exchange Act of 1934 as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The Corporation may require





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any proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed Nominee to serve as a Director of the Corporation.

       No person shall be eligible for Nomination as Director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth herein. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, he shall indicate to the meeting that the defective nomination has been disregarded.

                                  ARTICLE III.

                            Committees of Directors

       Section 1. The Board of Directors may, by resolution Passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee. The alternate members of any committee may replace any absent or disqualified member at any meeting of the committee.

       Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the





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Corporation or a revocation of a dissolution, or amending the by-laws of the
Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       Section 2. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

       Section 3. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

                                  ARTICLE IV.

                                    Officers

       Section 1. The officers of the Corporation shall be elected or appointed by the Board of Directors and may include, at the discretion of the Board, a Chairman of the Board, President, Secretary, Treasurer and such Executive, Senior or other Vice Presidents and other officers as may be determined by the Board. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that any officer may resign at any time by written notice to the Corporation and that the Board of Directors may remove any officer at any time at its discretion with or without cause.

       Section 2. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman





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of the Board, if one is elected, and otherwise the President, shall preside at all meetings of the Board. The President shall preside at meetings of the stockholders.

                                   ARTICLE V.

                                      Seal

       The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VI.

                             Certificates of Stock

       Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, (a.) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (b.) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

       Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the





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issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       Section 3. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to applicable federal and state securities laws and contractual obligations, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII.

                                Indemnification

        Section 1. Subject to the provisions of Section 3 of this Article VII, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he





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is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, Partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Section 2. Subject to the provisions of Section 3 of this Article VII, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect to





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any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

       Section 3. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circum-stances because he had met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or (c) by the stockholders.

       Section 4. If a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise as a party to any action, suit or proceeding, referred to in Sections 1 and 2 of this Article VII, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.





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       Section 5.  Expenses incurred by each director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be paid by the corporation in advance of the final disposition of such action, suit or Proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

       Section 6. By action of the Board of Directors, notwithstanding any interest of the directors in the action, to the full extent permitted by applicable law the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of the State of Delaware.

       Section 7. For purposes of this Article VII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents,





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so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, shall stand in, the same position under the provisions of this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       Section 8. The indemnification provided pursuant to the provisions of this Article VII shall not be deemed exclusive of any other rights to those seeking indemnification may be entitled under any other by-law, agreement, contract of insurance, statute, vote of stockholders or disinterested directors or otherwise, both as to action in such person"s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or has ceased to be a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise wherein such person was serving at the request of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                                 ARTICLE VIII.

                                   Amendments

       These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors (a.) at any regular meeting of the stockholders or of the Board of Directors or (b.) at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice





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of such special meeting. The Power to adopt, amend or repeal by-laws conferred upon the Board of Directors by the Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.





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